Exhibit 4.51

Schedule of Warrants Issued (I Series and RMR Series)

DATE                                    WARRANT         NUMBER OF       EXERCISE PRICE
ISSUED          WARRANT HOLDER          NO.             SHARES          EXPIRATION DATE

12/12/00        Infinity Advisors, Inc. I-1             100,000         Exercise Price: $0.20
                                                                        Expires: 12/12/05

12/12/00        Infinity Advisors, Inc. I-2             100,000         Exercise Price: $0.01
                                                                        Expires: 12/12/05

12/20/00        RMSI Investments        RMR-1           100,000         Exercise Price: $0.20
                                                                        Expires: 12/20/05

12/20/00        RMSI Investments        RMR-2           100,000         Exercise Price: $0.01
                                                                        Expires: 12/20/05